                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]Preliminary Proxy Statement

[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

              ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.
-------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

-------------------------------------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  4) Proposed maximum aggregate value of transaction:

  5) Total Fee Paid:

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                               PRELIMINARY COPY

              ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                65 Madison Avenue, Morristown, New Jersey 07960

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               JANUARY 18, 1996

                             ---------------------

To The Shareholders:

  The annual meeting of shareholders of Ellsworth Convertible Growth and Income Fund, Inc. (the "Company") will be held on Thursday, January 18, 1996 at 10:30 a.m. local time at the Bonita Bay Club, 26660 Country Club Drive S.W., Bonita Springs, Florida 33923 for the following purposes:

    (1) To elect four directors, three of whom will serve until the annual meeting of shareholders in 1999 and one of whom will serve until the annual meeting of shareholders in 1997, or until their successors are elected and qualify.

    (2) To ratify or reject the selection of Coopers & Lybrand as independent accountants for the fiscal year ending September 30, 1996.

    (3) To approve or disapprove an amendment to the Amended and Restated Articles of Incorporation, as amended, of the Company to require the Board of Directors to consider giving the Company's shareholders the right to tender their shares during the current fiscal year.

    (4) To transact such other business as may properly come before the meeting.

  Shareholders of record at the close of business on November 27, 1995 are entitled to vote at the meeting and any adjournments. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy in the enclosed envelope which requires no postage if mailed in the United States.

  It is important that you return your signed proxy promptly so that a quorum may be assured.

November 29, 1995

                                                   Ronald E. Dinsmore
                                           Chairman of the Board of Directors

                               PRELIMINARY COPY

              ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                65 Madison Avenue, Morristown, New Jersey 07960

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                        ANNUAL MEETING OF SHAREHOLDERS

                               JANUARY 18, 1996

                             ---------------------

  The accompanying proxy is solicited by the Board of Directors of Ellsworth Convertible Growth and Income Fund, Inc. (the "Company"). A shareholder can revoke the proxy prior to its use by appearing at the meeting and voting in person, by giving written notice of such revocation to the Secretary of the Company, or by returning a subsequently dated proxy. The cost of soliciting proxies will be borne by the Company. The officers, directors and regular employees of the Company may solicit proxies personally. The Company may also pay persons holding stock in their names, or those of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners or principals.

  The Board of Directors has named Ronald E. Dinsmore, Chairman, Thomas H. Dinsmore, President, and Sigmund Levine, Executive Vice President and Secretary, of the Company, as a proxy committee. The proxy committee will vote as set forth below with respect to the election of directors. Unless otherwise directed by the accompanying proxy, the proxy committee will vote to ratify the selection of Coopers & Lybrand as independent accountants for the fiscal year ending September 30, 1996 and will vote against the proposal to amend the Company's Amended and Restated Articles of Incorporation, as amended (the "Charter"). Abstentions received with respect to any proposal will be counted for purposes of determining whether a quorum is present at the annual meeting of shareholders. Abstentions do not count as votes received but have the same effect as casting a vote against proposals that require the vote of a majority of the shares present at a meeting, provided a quorum exists. Broker non-votes are not counted for purposes of determining whether a quorum is present at the annual meeting of shareholders nor are they counted as a vote received at such meeting for any proposal.

  The Board of Directors currently knows of no other matters to be presented to the meeting. If any other matters properly come before the meeting, the members of the proxy committee will vote in accordance with their best judgment. The members of the proxy committee may propose one or more adjournments of the meeting to permit further solicitation of proxies. No adjournment will be for a period ending later than March 27, 1996. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The members of the proxy committee will vote in favor of any such adjournment those proxies which instruct them to vote in favor of any of the proposals to be considered at the adjourned meeting, and will vote against any such adjournment those proxies which instruct them to vote against or to abstain from voting on all of the proposals to be considered at the adjourned meeting.

  Shareholders of record at the close of business on November 27, 1995 will be entitled to one vote per share on all business of the meeting. The Company had 6,483,919 shares of its Common Stock outstanding on the record date. It is expected that this proxy statement, the accompanying proxy and the Company's Annual Report will be first sent to shareholders on or about November 29, 1995.

                             ELECTION OF DIRECTORS

  The Company's Charter provides for three classes of directors to serve staggered terms, with each class as nearly equal in number as possible. The authorized number of directors of the Company is currently fixed at eight, with two of the three classes having three directors and one of the classes having two directors. At each annual meeting of shareholders, directors are elected to succeed those directors whose terms expired and each newly elected director will serve for a three year term.

  For election as directors at the 1996 annual meeting of shareholders to be held January 18, 1996 (the "Annual Meeting"), the Board of Directors has approved the nomination of Ronald E. Dinsmore, Thomas H. Dinsmore and Donald
M. Halsted, Jr. to serve as directors until the 1999 annual shareholders' meeting, and Jane O'Keefe to serve as a director until the 1997 shareholders' meeting, each of whom is currently a director of the Company.

  The proxy committee will vote for the election of the nominees named below unless authority to vote for any or all of the nominees is withheld in the proxy. A nominee must receive favorable votes from a plurality of the shares voting at a meeting at which a quorum is present to be elected. Each of the nominees has indicated that he is willing to serve as a director. If any or all of the nominees should become unavailable for election due to events not now known or anticipated, the committee will vote for such other nominee or nominees as the Board of Directors may recommend, unless the Board reduces the number of directors.

                                (1) PRINCIPAL OCCUPATION OR BUSINESS DURING         SERVED AS
       NOMINEE          AGE    PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS     DIRECTOR SINCE
       -------          ---    ---------------------------------------------    -----------------
TERMS EXPIRING IN 1999
Ronald E. Dinsmore*      69    (1) Since May 1986, Chairman of the Board          April 30, 1986
                                   and Chief Executive Officer of the Compa-
                                   ny; Since November 1985, Chairman of the
                                   Board and Chief Executive Officer of
                                   Bancroft Convertible Fund, Inc.; Since
                                   August 1988, Chairman of Davis-Dinsmore
                                   Management Company (the "Adviser").
                               (2) Director of Bancroft Convertible Fund,
                                   Inc.
Thomas H. Dinsmore*      42    (1) Since May 1986, President of the Compa-        April 30, 1986
                                   ny; Since November 1985, President of
                                   Bancroft Convertible Fund, Inc.; Since
                                   April 1994, Director of the Adviser;
                                   Since August 1988, President of the Ad-
                                   viser; Since February 1983, Senior Ana-
                                   lyst of the Adviser.
                               (2) Director of Bancroft Convertible Fund,
                                   Inc.
Donald M. Halsted, Jr.   68    (1) Since October 1983, self employed busi-        April 30, 1986
                                   nessman; From January 1983 to October
                                   1983, Vice Chairman--Special Projects,
                                   Lone Star Industries (cement and concrete
                                   materials); From April 1979 to January
                                   1983, President and Chief Operating Offi-
                                   cer, Lone Star Industries.
                               (2) Director of Bancroft Convertible Fund,
                                   Inc. and Aquarion Company (water compa-
                                   ny).
TERM EXPIRING IN 1997
Jane D. O'Keefe*         40    (1) Since April 1994, Vice President of the        November 18, 1995
                                   Company and of Bancroft. Since April 21,
                                   1994, Executive Vice President of the Ad-
                                   viser. From October 1988 to March 1994,
                                   Vice President, Fiduciary Trust Interna-
                                   tional.
                               (2) Director of Bancroft Convertible Fund,
                                   Inc.

  Information regarding the remaining directors of the Company is provided below:

                              (1) PRINCIPAL OCCUPATION OR BUSINESS DURING        SERVED AS
     DIRECTOR        AGE     PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS     DIRECTOR SINCE
     --------        ---     ---------------------------------------------    ----------------
TERMS EXPIRING IN 1998
Gordon F. Ahalt       67     (1) Since January 1982, President,                April 30, 1986
                                 G.F.A. Inc. (petroleum industry con-
                                 sulting); Since 1987, Consultant, W.
                                 H. Raves & Co., Inc. (asset manage-
                                 ment).
                             (2) Director of Bancroft Convertible
                                 Fund, Inc.; The Harbinger Group (in-
                                 vestments); and Cal Dive Interna-
                                 tional (diving service).
Elizabeth C. Bogan,   50     (1) Since September 1992, Senior Lec-             April 30, 1986
 Ph.D.                           turer in Economics at Princeton Uni-
                                 versity; From September 1971 to July
                                 1992, Professor of Economics at
                                 Fairleigh Dickinson University.
                             (2) Director of Bancroft Convertible
                                 Fund, Inc.
TERMS EXPIRING IN 1997
William A. Benton     62     (1) Since January 1991, limited part-             June 11, 1986
                                 ner of Gavin, Benton & Co. (New York
                                 Stock Exchange specialist firm);
                                 Since January 1991, Partner in BE
                                 Partners (small options market mak-
                                 er). From June 1986 to December
                                 1990, partner of Benton & Co. (New
                                 York Stock Exchange specialist
                                 firm).
                             (2) Director of Bancroft Convertible
                                 Fund, Inc.
George R. Lieberman   73     (1) Retired; Prior to January 1988,               January 11, 1990
                                 Chief Executive Officer, Lieberman-
                                 Appalucci (advertising); and Presi-
                                 dent, Interspace Airport Advertising
                                 (advertising).
                             (2) Director of Bancroft Convertible
                                 Fund, Inc.

--------

* Mr. Ronald Dinsmore is an "interested person", as defined by the Investment Company Act of 1940 (the "Investment Company Act"), of the Company and its Adviser because he is an officer of both such companies and owns 85% of the issued and outstanding stock of the Adviser. Mr. Thomas Dinsmore is an interested person of the Company and its Adviser because he is an officer of both such companies and owns 10% of the issued and outstanding stock of the Adviser. Ms. Jane O'Keefe is an interested person of the Company and its Adviser because she is an officer of both such companies and owns 5% of the issued and outstanding stock of the Adviser.

                               ----------------

  Directors of the Company, as well as the Company's Director Emeritus, other than affiliated persons of the Company as a group received aggregate compensation of $39,800 from the Company during its fiscal year ended September 30, 1995. Directors of the Company, as well as the Company's Director Emeritus, other than affiliated persons of the Company, currently receive an annual fee of $2,000, plus $750 per board meeting when such meetings are called and attended plus expenses of attending board meetings. During the fiscal year ended September 30, 1995, the Directors held five board meetings. The only committee of the Board is the audit committee. Incumbent directors attended at least 75% of all Board and committee meetings. Directors do not receive pension or retirement benefits from the Company.

  Mr. Duncan O. McKee has served as Director Emeritus of the Company since 1988. Mr. McKee, who is presently retired, was previously a partner in the law firm of Ballard Spahr Andrews & Ingersoll. For the fiscal year ended September 30, 1995, Mr. McKee received aggregate compensation from the Company of $5,750 and total compensation from the Company and Bancroft Convertible Fund, Inc., which is advised by the Adviser, of $11,500.

  Set forth below is information regarding the compensation paid during the fiscal year ended September 30, 1995 for each director of the Company:

                                                             TOTAL COMPENSATION
                                                              FROM COMPANY AND
                                     AGGREGATE COMPENSATION BANCROFT CONVERTIBLE
                                          FROM COMPANY          FUND, INC.+
                                     ---------------------- --------------------
Ronald E. Dinsmore..................         $  -0-               $   -0-
Thomas H. Dinsmore..................         $  -0-               $   -0-
Gordon F. Ahalt.....................         $5,750               $12,250
William A. Benton...................         $5,850               $12,350
Elizabeth C. Bogan, Ph.D. ..........         $5,100               $10,950
C.O. Chichester(1)..................         $5,750               $11,500
Donald M. Halsted, Jr...............         $5,850               $12,450
George R. Lieberman.................         $5,750               $12,350

--------
+Bancroft Convertible Fund, Inc. is advised by Adviser.

(1) Dr. Chichester, a director of the Company since 1987, passed away on November 12, 1995. At a meeting held on November 18, 1995, the Board of Directors appointed Ms. O'Keefe to fill the vacancy on the Board.

INVESTMENT ADVISER

  Davis-Dinsmore Management Company (the "Adviser"), 65 Madison Avenue, Morristown, New Jersey 07960, serves as the Company's adviser.

  Thomas H. Dinsmore, President of the Company and the son of Ronald E. Dinsmore, is also director, President of and Senior Analyst for the Adviser. Mr. Thomas Dinsmore owns 10% of the Adviser's outstanding common stock. Jane
D. O'Keeffe, Vice President of the Company and Executive Vice President of the Adviser, is the daughter of Ronald E. Dinsmore and the sister of Thomas H. Dinsmore. Ms. Jane D. O'Keefe owns 5% of the Adviser's outstanding common stock. Sigmund Levine, Executive Vice President and Secretary of the Company, is also Treasurer and Secretary of the Adviser. H. Tucker Lake, Vice President, Trading of the Company, is the nephew of Mr. Ronald Dinsmore and the first cousin of Mr. Thomas Dinsmore and Ms. O'Keeffe. Gary Levine, Treasurer of the Company, is the son of Sigmund Levine.

             RATIFICATION OR REJECTION OF SELECTION OF ACCOUNTANTS

  The Board of Directors, including a majority of the directors who are not interested persons of the Company or the Adviser, has selected Coopers & Lybrand as independent accountants to examine and verify the accounts and securities of the Company for its fiscal year ending September 30, 1995, and to report thereon to the Board and the shareholders. This selection will be submitted for ratification or rejection at the Annual Meeting. A representative of such firm is not expected to be present at the meeting.

  The Board of Directors has an audit committee consisting of Dr. Bogan, Mr. Halsted and Mr. Benton. The audit committee was created to meet periodically with the Company's independent accountants to review the scope of audit examinations of the Company, the Company's accounting policies and procedures and new developments in financial accounting standards applicable to investment companies. The audit committee also was created to review the quality and performance of the Company's accounting and financial staff. During the fiscal year ended September 30, 1995, the audit committee met once.

  The Board of Directors recommends that you vote FOR ratification of selection of the accountants.

                          APPROVAL OR DISAPPROVAL OF
                      AMENDMENT TO THE COMPANY'S CHARTER

  Article IX of the Company's Charter provides that in the event that, during the twelve-week period ended November 15, 1995, the Company's shares of Common Stock traded on the American Stock Exchange at more than a 5% discount from net asset value, the Company would submit to its shareholders a proposal, to the extent consistent with the Investment Company Act, to amend the Company's Charter to give shareholders the right to tender their shares to the Company at the end of each of the three remaining quarters of the Company's current fiscal year.

  For the twelve-week period ended November 15, 1995, the Company's shares of Common Stock traded on the American Stock Exchange at a discount of approximately 13.7% from net asset value. As a result, the provisions of
Article IX of the Company's Charter were triggered. The Board of Directors of the Company thus was required to adopt and submit to shareholders for their approval an amendment to the Company's Charter, to the extent consistent with the Investment Company Act, that would give shareholders the right to tender their shares to the Company at net asset value on March 31, June 30 and September 30, 1996.

  The Board of Directors has taken the position that an amendment to the Company's Charter to provide for automatic repurchases of shares through periodic tender offers would be inconsistent with the fiduciary duties of the Directors under the Investment Company Act and believes instead that the Company should, at the time of any proposed tender offer, consider the merits of the tender offer and determine that it would be in the best interests of the Company and its shareholders based on the circumstances at the time the repurchase is being made. As a result, the Company's Board of Directors adopted, subject to shareholder approval, an amendment to the Company's Charter (the "Charter Amendment") that would add a new Article XII. Article XII would require the Board of Directors to consider giving the Company's shareholders the right to tender their shares to the Company on March 31, June 30, and September 30, 1996 and receive net asset value for shares tendered, but would not give shareholders an automatic right to tender their shares.

  At the Annual Meeting, the following resolution will be submitted to a vote of shareholders:

    RESOLVED, that the Charter of the Company be and it hereby is amended by adding a new Article XII, which Article shall read in full as follows:

                                  ARTICLE XII

      The Board of Directors of the Corporation will consider, during each of the fiscal quarters ending on March 31, June 30 and September 30, 1996, whether to give each holder of shares of common stock of the Corporation the right to tender such shares to the Corporation for purchase on each of March 31, 1996, June 30, 1996 and September 30, 1996 (each, a "Purchase Date") at net asset value as of the close of business on each such Purchase Date.

  THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE PROPOSED CHARTER AMENDMENT FOR THE FOLLOWING REASONS:

  The Company was established as a vehicle for long-term investment through participation in a professionally managed portfolio of convertible bonds and preferred stocks. The Board of Directors believes that the Company has succeeded in its objective. During the period beginning as of the commencement of the Company's operations in July 1986 through September 30, 1995, the net asset value per share of the Company, with dividends and capital gains reinvested at net asset value, increased by 130.5%. Over the twelve months ended September 30, 1995, the Company's net asset value per share increased 21.9%.

  For 1995, the Company's shareholders received distributions from investment income and capital gains of approximately 7.1% based on the Company's net asset value and approximately 8.2% based on the Company's market price, both as of November 10, 1995. Based on the Company's performance, the Board of Directors expects that the Company will continue to serve as an appropriate investment vehicle for its shareholders by providing a high level of total return on its assets through a combination of current income and capital appreciation.

  The Board of Directors of the Company currently believes that repurchases by the Company of its shares through tender offers ("share repurchases") are not in the best interests of the Company and its shareholders. In reaching such decision, the Directors took into account the effect that share repurchases would have on: the discount of the Common Stock's market price from net asset value; the continued listing of the Common Stock by the American Stock Exchange (the Exchange will consider delisting if the aggregate market value of the Company's outstanding shares is less than $1,000,000, the number of publicly held shares falls below 200,000 or the number of round-lot holders falls below 300); the Company's expense ratio, since share repurchases would result in the allocation of the Company's fixed expenses over a smaller base of assets; the Company's ability to achieve its investment objective and the Company's investment performance; and the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code").

  The Company would be required to liquidate portfolio securities to fund any share repurchases since it has limited ability to borrow. In liquidating securities, the Company would incur transaction costs. If the Company were required to liquidate a significant portion of its portfolio, it would have lesser bargaining power in disposing of its securities. The transaction costs and the possible lower prices received would likely reduce the net asset value, and, therefore, the net proceeds distributed to tendering shareholders. In addition, as a result of share repurchases, the Board of Directors may be required to recommend the liquidation, merger or other reorganization of the Company.

  If, as a result of share repurchases, the Company did not qualify as a regulated investment company under the Code, the Company's income would be taxed at the corporate level in addition to the taxation of shareholders who receive dividends from the Company. Generally, shareholders who tender their shares would recognize a capital gain (or loss) to the extent the amount they receive exceeds (or is less than) the amount they paid for their shares. Such capital gain (or loss) will be long term capital gain (or loss) only if shares have been held more than one year.

  In the event the Charter Amendment is approved, the Board of Directors will consider whether to have the Company make a tender offer for its Common Stock during each of the fiscal quarters ending March 31, June 30 and September 30, 1996. In determining whether to have the Company proceed with such a tender offer, the Board of Directors will take into account the factors described above.

  The Board of Directors also intends to follow a policy, which it may change, not to have the Company proceed with a tender offer if (1) such transaction, if consummated, would (a) result in the delisting of the Company's shares from the American Stock Exchange, or (b) impair the Company's status as a regulated investment company under the Code; or (2) the Company would not be able to liquidate portfolio securities in an orderly manner and consistent with the Company's investment policies and objective in order to repurchase shares; or
(3) there is, in the judgment of the Board of Directors, any material (a) legal action or proceeding instituted or threatened challenging such transaction or otherwise materially adversely affecting the Company, (b) suspension of or limitation on prices for trading securities generally on the New York Stock Exchange or any foreign exchange on which portfolio securities of the Company are traded, (c) declaration of a banking moratorium by Federal, state or foreign authorities or any suspension of payment by banks in the United States, New York State or foreign countries in which the Company invests, (d) limitations affecting the Company or the issuers of its portfolio securities imposed by Federal, state or foreign authorities on the extension of credit by lending institutions or on the exchange of foreign currency, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or other countries in which the Company invests, or (f) other event or condition which would have a material adverse effect on the Company or its shareholders if shares were purchased pursuant to a tender offer. The Board of Directors may modify these conditions in light of circumstances existing at the time.

  EVEN IF THE CHARTER AMENDMENT IS APPROVED, THERE CAN BE NO ASSURANCE THAT THE BOARD OF DIRECTORS WILL DECIDE TO HAVE THE COMPANY UNDERTAKE ANY TENDER OFFER.

  Any tender offer made by the Company will be made and shareholders notified in accordance with the requirements of the Securities Exchange Act of 1934 and the Investment Company Act, either by publication or mailing or both. Each offering document will contain such information as is prescribed by such laws and the rules and regulations promulgated thereunder. Throughout any such tender offer, the Company will establish procedures to make current net asset value publicly available. A shareholder wishing to accept the offer may be required to tender all of the shares owned by such shareholder (or attributed to him for Federal income tax purposes under Section 318 of the Code). The Company will purchase shares tendered in accordance with the terms of the offer unless it determines not to proceed with such purchase (based upon one of the conditions set forth above). Each person tendering shares will pay to the Company's transfer agent a service charge of $25.00 (which is subject to change) to help defray certain costs, including the processing of tender forms, effecting payment, postage and handling. Any such service charge will be paid directly by the tendering shareholder and will not be deducted from the proceeds of the purchase. The Company's transfer agent will receive the fee as an offset to these costs. Costs associated with the tender incurred by the Company will be charged against capital.

  Tendered shares that are accepted and purchased by the Company will constitute authorized but unissued shares.

  Holders of two-thirds of the shares of Common Stock of the Company that are issued and outstanding must vote in favor of the Charter Amendment for such amendment to be adopted.

  THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE AGAINST THE PROPOSED CHARTER AMENDMENT (ITEM NO. 3) ON THE PROXY.

                             ADDITIONAL INFORMATION

  EXECUTIVE OFFICERS. Executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board. Such officers do not receive any compensation from the Company for their services. The following table sets forth certain information about executive officers of the Company.

                        OFFICER       POSITION WITH        BUSINESS EXPERIENCE DURING
NAME                AGE  SINCE         THE COMPANY              PAST FIVE YEARS
----                --- -------       -------------        --------------------------
Ronald E. Dinsmore   69  1986   Chairman and Chief         See page 2 of this proxy
                                Executive Officer          statement.
Thomas H. Dinsmore   42  1986   President                  See page 2 of this proxy
                                                           statement.
Sigmund Levine       69  1986   Executive Vice President   Since April 1993 Execu-
                                and Secretary              tive Vice President, and
                                                           since May 1986 Secretary
                                                           of the Company. Since
                                                           April 1993 Executive Vice
                                                           President, and since No-
                                                           vember 1982, Secretary of
                                                           Bancroft and Treasurer
                                                           and Secretary of the Ad-
                                                           viser. From May 1986 to
                                                           April 1993, Treasurer of
                                                           the Company. From Novem-
                                                           ber 1982 to April 1993,
                                                           Treasurer of Bancroft.
H. Tucker Lake       48  1994   Vice President, Trading    Since April 1994, Vice
                                                           President, Trading of the
                                                           Company and of Bancroft.
                                                           Prior thereto, Sales As-
                                                           sociate, Coldwell Banker,
                                                           Schlott Realtors.
Jane D. O'Keeffe     40  1994   Vice President             See page 2 of this proxy
                                                           statement.
Gary I. Levine       38  1993   Treasurer                  Since April 1993, Trea-
                                                           surer of the Company and
                                                           of Bancroft. Since June
                                                           1986, Assistant Secretary
                                                           of the Company and of
                                                           Bancroft.

  SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth certain information regarding the ownership of the Company's shares of Common Stock by directors and officers of the Company.

                                                                     SHARES OF
                                                                   COMPANY OWNED
                                                                   BENEFICIALLY
                                                                   NOVEMBER 29,
                                                                       1995*
                                                                   -------------
     Ronald E. Dinsmore...........................................    18,062(1)
     Thomas H. Dinsmore...........................................     9,183(2)
     Gordon F. Ahalt..............................................     1,079
     William A. Benton............................................     2,158
     Elizabeth C. Bogan, Ph.D.....................................     4,316
     Donald M. Halsted, Jr........................................     2,298
     George R. Lieberman..........................................       778
     Jane D. O'Keeffe.............................................     1,601
     Duncan O. McKee..............................................     2,563
     Sigmund Levine...............................................     2,559
     H. Tucker Lake...............................................       839(3)
     Gary I. Levine...............................................       213(4)

--------

 * Represents for each director and officer less than 1% of the outstanding shares of Common Stock of the Company. As of November 29, 1995, directors and officers of the Company beneficially owned in the aggregate 45,622 shares of Common Stock of the Company representing approximately 0.7% of the shares outstanding. Except as otherwise indicated, each director and officer possessed sole investment and voting power with respect to shares of Common Stock beneficially owned.
(1) Mr. Ronald Dinsmore possessed sole investment and voting power with respect to 12,936 shares of Common Stock beneficially owned by him and possessed shared investment and voting power with respect to 5,126 shares of Common Stock beneficially owned by him. The number of shares of Common Stock beneficially owned by Mr. Ronald Dinsmore does not include 265 shares owned by his wife, as to which shares Mr. Ronald Dinsmore disclaims beneficial ownership.
(2) Mr. Thomas Dinsmore possessed sole investment and voting power with respect to 7,555 shares of Common Stock beneficially owned by him and possessed shared investment and voting power with respect to 1,628 shares of Common Stock beneficially owned by him. The number of shares of Common stock of the Company owned by Mr. Thomas Dinsmore does not include 452 shares owned by his wife, as to which shares Mr. Thomas Dinsmore disclaims beneficial ownership.
(3) Mr. H. Tucker Lake possessed sole investment and voting power with respect to 493 shares of Common Stock beneficially owned by him and possessed shared investment power with respect to 346 shares of Common Stock beneficially owned by his wife.
(4) Mr. Gary Levine possessed sole investment and voting power with respect to 112 shares of Common Stock beneficially owned by him and possessed shared investment and voting power with respect to 101 shares of Common Stock beneficially owned by him.

  PRINCIPAL HOLDERS OF THE COMPANY'S STOCK. The Company knows of no beneficial owners of more than 5% of the Company's outstanding Common Stock.

                             SHAREHOLDER PROPOSALS

  To be considered for inclusion in the Company's proxy statement and proxy for the 1997 annual meeting of shareholders, shareholder proposals must be received no later than August 1, 1996.

                                OTHER BUSINESS

  The management knows of no business to be presented to the meeting other than the matters set forth in this proxy statement.

                                          By order of the Board of Directors,

                                                   Ronald E. Dinsmore
                                           Chairman of the Board of Directors

November 29, 1995.

Preliminary Copy

--------------------------------------------------------------------------------


1. Election as directors of all nominees listed below for the term specified in the proxy statement.

   FOR all nominees listed below    [X]

   WITHHOLD AUTHORITY to vote
   for all nominees listed below.   [X]

   *EXCEPTIONS                      [X]

   Board of Directors nominees: Ronald E. Dinsmore, Thomas H. Dinsmore,
   Donald M. Halsted, Jr. and Jane D. O'Keeffe (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

   *Exceptions__________________________________________________________________

The Board of Directors recommends voting "FOR" Proposal 2 and "AGAINST" Proposal 3.

2. Proposal to ratify the selection of accountants.

         FOR          [X]
         AGAINST      [X]
         ABSTAIN      [X]

3. Proposal to amend Company's Charter.

         FOR          [X]
         AGAINST      [X]
         ABSTAIN      [X]

                                                  Change of Address and
                                                  or Comments Mark Here  [X]


                             If shares are held jointly each shareholder named should sign. Legal representatives of shareholders should add their titles when signing.

                             Dated_______________________________________, 19__

                             __________________________________________________
                                                  Signature

                             __________________________________________________
                                          Signature, if held jointly

                             Votes MUST be indicated
                             (X) in Black or Blue Ink.      [X]

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

              ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                       Annual Meeting, January 18, 1996

       This Proxy is being solicited on behalf of the Board of Directors

          The undersigned appoints Ronald E. Dinsmore, Thomas H. Dinsmore and Sigmund Levine, and each of them, attorneys and proxies, with power of substitution in each, to vote and act on behalf of the undersigned at the annual meeting of shareholders of Ellsworth Convertible Growth and Income Fund, Inc. (the "Company") at Bonita Bay Club, 26660 Country Club Drive S.W., Bonita Springs, FL 33923 on January 18, 1996, at 10:30 a.m., and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith.

          Unless otherwise marked on the reverse hereof, this proxy is given WITH authority to vote FOR directors listed on the reverse hereof, FOR the proposal to ratify the Board's selection of accountants, and AGAINST the proposal to amend the Company's Charter.

         (Continued, and to be signed and dated, on the reverse side.)

                              ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC. P.O. BOX 11118
                              NEW YORK, N.Y. 10203-0118